Exhibit 16.1

May 6, 2026
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

RE:	Quest Water Global, Inc.

We have read Item 4.01 of Quest Water Global, Inc.’s Form 8-K dated May 6, 2026, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Yours truly,

Members of:
WSCPA
AICPA	Fruci & Associates II, PLLC
802 N Washington PO Box 2163 Spokane, Washington 99210-2163 P 509-624-9223 mail@fruci.com www.fruci.com

1